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                                                                   EXHIBIT 10.33


                                                                  EXECUTION COPY





                          ARTISTdirect RECORDS, L.L.C.

                                      UNIT

                               PURCHASE AGREEMENT



                                October __, 2001

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                          ARTISTdirect RECORDS, L.L.C.

                                      UNIT

                               PURCHASE AGREEMENT


               THIS UNIT PURCHASE AGREEMENT (this "AGREEMENT") is made as of the ___ day of October, 2001, by and among ARTISTdirect Records, L.L.C., a Delaware limited liability company (the "COMPANY"), ARTISTdirect Recordings, Inc., a Delaware corporation ("ADR"), Radar Records Holdings, LLC, a Delaware limited liability company ("FIELDCO" and, together with ADR, the "FOUNDERS" and each a "FOUNDER"), BMG Music, a New York general partnership (the "PURCHASER" or "BMG"), and ARTISTdirect, Inc., a Delaware corporation ("ADI"), Frederick W. Field ("FIELD").

               THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.     PURCHASE AND SALE OF STOCK.

               1.1 Sale and Issuance of Units. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and ADR agrees to sell, assign and transfer to the Purchaser, at the Closing, that number of the Company's Membership Units (collectively, the "UNITS") set forth opposite the Purchaser's name on Exhibit A hereto at a purchase price of $0.50 per Unit (the "PURCHASE PRICE") and for an aggregate purchase price of $250,000.

               1.2 Closing; Delivery. The purchase and sale of the Units will take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York, 10022, at 10:00 A.M., on November 16, 2001, or at such other time and place as the Company and ADR mutually agree upon orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, and in order to give effect to the sale, assignment and transfer contemplated hereby, Purchaser will pay the Purchase Price to ADR by wire transfer of immediately available funds and ADR will cause the Company, and the Company hereby agrees, to (a) record the transfer and sale of the Units from ADR to the Purchaser in its books and records, by, among other actions, adding the Purchaser to the Company's Schedule of Members attached to the Company's Operating Agreement (defined below), and (b) admit the Purchaser as a Member of the Company in accordance with the terms and conditions set forth in the Company's Operating Agreement, dated as of May 31, 2001 (the "OPERATING AGREEMENT"), by and among ADR, FieldCo and the Company, as amended as contemplated hereby and otherwise from time to time.

               1.3 Advance. At Closing, the Purchaser will make an Advance (as such term is defined in the Loan Agreement and the Operating Agreement) to the Company in the amount of $4,750,000, by wire transfer of immediately available funds, pursuant to the terms of the Loan Agreement (as defined below), as amended as contemplated hereby and otherwise from time to time.

        2.     REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. Each of the


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Company, ADR and ADI hereby, jointly and severally, represents and warrants that as of the date of this Agreement:

               2.1 Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to (i) own and operate its property and assets and to carry on its business as now conducted and as presently proposed to be conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and the other documents, to be executed and delivered upon the date hereof or at the Closing, as the case may be, in connection with the transactions contemplated hereby (collectively, the "TRANSACTION DOCUMENTS"), to which it is a party, which documents and agreements include, without limitation, the Amendment to the Operating Agreement (as hereinafter defined), the Amendment to the Loan Agreement (as hereinafter defined) and the BMG Note (as hereinafter defined). The Company is duly qualified and is authorized to transact business and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either in a single case or in all cases taken together, a material adverse effect on its business, results of operations or properties.

               2.2 Capitalization. Exhibit B accurately sets forth the total number of Units of the Company issued and outstanding as of the Closing and accurately sets forth the ownership of all such issued and outstanding Units. At Closing, all of the issued and outstanding Units will have been duly authorized, validly issued, fully-paid and nonassessable and issued in compliance with all applicable federal and state securities laws. Except as set forth in the Operating Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements orally or in writing for the purchase or acquisition from or by the Company of any Units.

               2.3 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

               2.4 Authorization. Each of the Transaction Documents will, upon execution and delivery thereof by a duly authorized officer of the Company, be duly executed and delivered by the Company. All requisite action on the part of each of the Company, its officers, directors, stockholders or Members necessary for the authorization, execution and delivery of the Transaction Documents, to which it is a party, and the performance of all obligations of the Company, hereunder and thereunder, has been taken or will be taken prior to the Closing, and the Transaction Documents, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.5 Securities. Each of the Units being sold, assigned and transferred by ADR to the Purchaser hereunder has been duly authorized and validly issued, and is fully-paid and nonassessable and is owned of record and beneficially by ADR.


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               2.6    Litigation. There is no action, suit, proceeding or
investigation pending or, to the Company's, ADI's or ADR's knowledge, threatened against the Company or that questions the validity of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby and thereby. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation that the Company intends to initiate.

               2.7 Compliance with Other Instruments and Laws. The Company is not in violation or default of (a) any statute, rule or regulation that could reasonably be expected to have, either in one case or in all cases taken together, a materially adverse effect on the Company's business, results of operations or properties, if decided adversely to the Company, (b) any provision of the Operating Agreement, or of any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it is bound, including the Loan and Security Agreement, dated as of May 31, 2001 (the "LOAN AGREEMENT"), by and between ADR and the Company, and agreed to and accepted by FieldCo, as the same may have been amended from time to time, or (c) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names the Company. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default by the Company under any of the foregoing. To the best of the Company's, ADR's or ADI's knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company is a party.

               2.8 Effect of Transactions. The execution, delivery and performance of the Transaction Documents, and compliance with the provisions hereof and thereof by the Company, does not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign to which the Company is subject or by which it is affected, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or, except as contemplated by the Loan Agreement, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement (including, without limitation, the Operating Agreement, as amended on the date hereof) to which the Company is a party.

               2.9 Contracts. Exhibit C sets forth each "artist agreement" and any other material agreement (whether written or oral; it being understood and agreed that, in the case of any such oral agreement, such Exhibit C, sets forth and true and complete description of the material terms thereof) to which the Company is a party. True and complete copies of each agreement set forth on Exhibit C, as the same as may have been amended to date, have been delivered to the Purchaser prior to the date hereof. Each material agreement, including all "artist agreements", described above is a legal, valid and binding contract, in full force and effect, and the Company is not in material default and has not materially failed to perform any obligation under any such agreement and, to the Company's, ADI's and ADR's knowledge, no other party


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to such agreements are in material default or have materially failed to perform any obligation under any such agreement.

               2.10 Advances. As of the date hereof, ADR has made to the Company in cash in immediately available funds $4,000,000 in Advances of which $0, of principal or interest, have been repaid by the Company as of the date hereof and, accordingly, all of which remain outstanding as principal under the Loan Agreement.

        3. REPRESENTATIONS AND WARRANTIES OF ADI AND ADR. Each of ADI and ADR hereby, jointly and severally, represents and warrants that as of the date of this Agreement:

               3.1 Organization, Good Standing and Qualification. ADR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ADR has all requisite corporate power and authority to
(i) own and operate its property and assets and to carry on its business as now conducted and as presently proposed to be conducted, and (ii) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, to be executed and delivered upon the date hereof or at the Closing, as the case may be. ADR is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either in one case or in all cases taken together, a material adverse effect on its business or properties.

               3.2 Authorization. Each of the Transaction Documents, to which ADR is a party, will, upon the execution and delivery thereof by a duly authorized officer of ADR, be duly executed and delivered by ADR. All requisite action on the part of each of ADR and its officers, directors or stockholders necessary for the authorization, execution and delivery of each Transaction Document to which it is a party, and the performance of all obligations of ADR hereunder and thereunder, has been taken or will be taken prior to the Closing, and each Transaction Document when executed and delivered by ADR, if it is a party thereto, will constitute valid and legally binding obligations of ADR enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               3.3 Title. ADR has good, clear and marketable title to the Units being sold hereunder and, other than pursuant to the terms of this Agreement, has not transferred, conveyed or assigned any interest or right of participation of any kind in any of the Units owned by it. The Units being sold, assigned and transferred by ADR to the Purchaser hereunder, when delivered in accordance with the terms of this Agreement, will be, and all other Units owned by ADR as shown on Exhibit B are, free of all liens, claims, options security interests and other encumbrances and will be free of all restrictions on transfer other than restrictions on transfer under the Operating Agreement and under applicable state and federal securities laws.

               3.4 Litigation. There is no action, suit, proceeding or investigation pending or, to ADR's or ADI's knowledge, threatened against ADR, or that questions the validity of any Transaction Document, or the right of ADR to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. ADR is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation that ADR intends to initiate.


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               3.5    Compliance with Other Instruments and Laws. ADR is not in
violation or default of (a) any statute, law, rule or regulation that could reasonably be expected to have, either in one case or in all cases taken together, a materially adverse effect on ADR's business, results of operations or properties if decided adversely to ADR, (b) any provision of its certificate of incorporation or bylaws, or of any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it is bound, including the Loan Agreement or
(c) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names ADR. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default by ADR under any of the foregoing. To the best of the ADR's and ADI's knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which ADR is a party.

               3.6 Effect of Transactions. The execution, delivery and performance of the Transaction Documents, sale of the Units, and compliance with the provisions hereof and thereof by ADR do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign to which ADR is subject or by which it is affected, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADR under its charter or by-laws or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement (including, without limitation, the Operating Agreement, as amended on the date hereof) to which ADR is a party.

               3.7 Operating Agreement Representations. All of the representations and warranties made by ADI or ADR to the other Members of the Company under the Operating Agreement are true and correct as of the date hereof, are hereby made by ADR and ADI to BMG and, accordingly, are incorporated by reference for purposes of this Section 3.7.

               3.8 Investments. ADR owns no stock, shares, partnership interests, membership interests participations in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, or any other interests, or any right to subscribe to, purchase or acquire any of the foregoing in any entity other than the Company, and ADR is not a participant in any joint venture or similar common enterprise with any other entity.

               3.9 Ownership of ADR. ADI owns, beneficially and of record, all of the outstanding capital stock of ADR.

        4. REPRESENTATIONS AND WARRANTIES OF FIELDCO. FieldCo hereby represents and warrants that as of the date of this Agreement:

               4.1 Organization, Good Standing and Qualification. FieldCo is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. FieldCo has all requisite limited liability company power and authority to (i) own and operate its property and assets and to carry on its business as now conducted and as presently proposed to be conducted, and (ii) to execute, deliver and perform its obligations under


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the Transaction Documents, to which it is a party, to be executed and delivered upon the date hereof or at the Closing, as the case may be. FieldCo is duly qualified and is authorized to transact business and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either in one case or in all cases taken together, a material adverse effect on its business or properties.

               4.2 Authorization. Each of the Transaction Documents to which FieldCo is a party, upon the execution and delivery thereof by a duly authorized officer of FieldCo, will be duly executed and delivered by FieldCo. All requisite action on the part of each of the FieldCo, and its officers, directors or members necessary for the authorization, execution and delivery of each Transaction Document to which it is a party, and the performance of all obligations of FieldCo hereunder and thereunder, has been taken or will be taken prior to the Closing, and each Transaction Document when executed and delivered by FieldCo, if a party thereto, will constitute valid and legally binding obligations of FieldCo enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               4.3 Litigation. There is no action, suit, proceeding or investigation pending or, to FieldCo's knowledge, threatened against FieldCo or that questions the validity of any Transaction Document, or the right of FieldCo to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. FieldCo is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation that FieldCo intends to initiate.

               4.4 Compliance with Other Instruments and Laws. FieldCo is not in violation or default of (a) any statute, rule or regulation that could reasonably be expected to have, either in one case or in all cases taken together, a materially adverse effect on ADR's business, results of operation or properties if decided adversely to FieldCo, (b) any provision of its operating agreement, or of any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it is bound, or (c) any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names FieldCo that could reasonably be expected to have a materially adverse effect on the FieldCo's business, results of operations or properties if decided adversely to FieldCo. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default by FieldCo under any of the foregoing. To the best of the FieldCo's knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which FieldCo is a party.

               4.5 Effect of Transactions. The execution, delivery and performance of the Transaction Documents, to which it is a party, and the compliance with the provisions hereof and thereof by FieldCo, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign to which FieldCo is subject or by which it is affected or (b) conflict with or result in any


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breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FieldCo under its operating agreement or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which FieldCo is a party.

               4.6 Operating Agreement Representations. All of the representations and warranties made by FieldCo to the other Members of the Company under the Operating Agreement are true and correct as of the date hereof and are hereby made by FieldCo to BMG and, accordingly, are incorporated by reference for purposes of this Section 4.6; provided, however, that Field has caused FieldCo to grant certain "phantom" interests in FieldCo to employees of, and one recording artist under contract with, the Company (it being understood and agreed that, wherever in this Agreement or the Schedules hereto reference is made to a transfer or grant of so-called "phantom" interests in net proceeds of or from a sale, of equity or assets, or change of control of FieldCo or the Company or proceeds of or from the sale of Units of FieldCo or the Company, such reference will mean that the transferor or grantor of such phantom interests has retained all record ownership of, and voting rights under, the securities in respect of which a transfer or grant of phantom interests has been made and that the transferee(s) thereof are entitled solely to look to the transferor or grantor of such phantom interests insofar as the enforcement of rights to such interests are concerned and are in no way entitled to enforce any right against the issuer of such securities or to enjoy any rights as a security holder of such securities).

               4.7 Investments. FieldCo owns no stock, shares, partnership interests, membership interests participations in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, or any other interests, or any right to subscribe to, purchase or acquire any of the foregoing in any entity other than the Company, and FieldCo is not a participant in any joint venture or similar common enterprise with any other entity.

               4.8 Ownership of FieldCo. Field owns, directly or indirectly, all of the outstanding membership interests of FieldCo.

        5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants that as of the date of this Agreement:

               5.1 Organization, Good Standing and Qualification. The Purchaser is a general partnership, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite power and authority to (i) own and operate its property and assets and to carry on its business as now conducted and as presently proposed to be conducted and (ii) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, to be executed and delivered upon the date hereof or at the Closing, as the case may be. The Purchaser is duly qualified and is authorized to transact business and is in good standing as a foreign partnership in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either in one case or in all cases taken together, a material adverse effect on its business or properties.

               5.2 Authorization. Each of the Transaction Documents, upon the execution and delivery thereof by a duly authorized officer of the Purchaser, will be duly executed and delivered by the Purchaser. All requisite action on the part of each of the Purchaser, and its


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officers, directors or partners necessary for the authorization, execution and delivery of each Transaction Document to which it is a party and the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to Closing, and each Transaction Document when executed and delivered by the Purchaser will constitute valid and legally binding obligations of the Purchaser enforceable in accordance with their respective terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               5.3 Restricted Securities. The Purchaser is acquiring the Units hereunder for its own account as an investment and without any intent to distribute such Units in violation of applicable securities laws. BMG hereby acknowledges that the Units it is purchasing have not been registered under the Securities Act of 1933, as amended (the "ACT"), or any state securities laws, and may not be transferred or resold by BMG without registration in accordance with the Act or the availability of an exemption from such requirements.

               5.4 Effect of Transactions. The execution, delivery and performance of the Transaction Documents and compliance with the provisions hereof and thereof by the Purchaser, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign to which the Purchaser is subject or by which it is affected, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the respective properties or assets of the Purchaser under its partnership agreement or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Purchaser is a party.

        6.     [INTENTIONALLY OMITTED].

        7. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser in Section 1 hereof are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which will not be effective against the Purchaser if it does not consent in writing thereto:

               7.1 Representations and Warranties. The representations and warranties of the Company, ADI, ADR and FieldCo contained in Sections 2, 3 and 4 are true and correct in all material respects on and as of the Closing (and after giving effect to the Amendment to the Operating Agreement and the Amendment to the Loan Agreement) with the same effect as though such representations and warranties had been made on and as of such date. It is hereby agreed and acknowledged that (1) ADR's funding Advances pursuant to the terms of the Loan Agreement, (2) the Company's executing additional "artist's agreements", on terms not materially more favorable to the artists than those delivered as of the date hereof, and (3) the Company's executing additional employment agreements, which agreements are entered into in the ordinary course of business, are anticipated events, the mere occurrence and scheduling of which will not be deemed to be a failure to satisfy the condition set forth in this
Section 7.1.

               7.2 Performance. Each of the Company, ADI, ADR and FieldCo have


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performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               7.3 Compliance Certificate. A duly authorized officer of the Company, ADI and ADR will deliver to the Purchaser at the Closing a certificate stating that the conditions specified in Sections 7.1 and 7.2 have been fulfilled and stating that there has been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date hereof.

               7.4 Proceedings and Document. All corporate, limited liability company and other proceedings, as the case may be, in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Purchaser's counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               7.5 Opinion of Company Counsel. The Purchaser will have received from Kramer Levin Naftalis & Frankel LLP, special counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F.

               7.6 Amendment to the Operating Agreement. The Company, the Founders and the Purchaser will have entered into an amendment to the Operating Agreement in form and substance reasonably satisfactory to each of them and their respective counsel (the "AMENDMENT TO THE OPERATING AGREEMENT"), which Amendment to the Operating Agreement, it is hereby agreed, will incorporate the terms set forth on Exhibit D hereto.

               7.7 Amendment to the Loan and Security Agreement. The Company, ADR and the Purchaser will have entered into the Amendment to the Loan and Security Agreement in form and substance reasonably satisfactory to each of them and their respective counsel (the "AMENDMENT TO THE LOAN AGREEMENT"), which Amendment to the Loan and Security Agreement, it is hereby agreed, will incorporate the terms set forth on Exhibit E hereto.

               7.8 Note. The Company will have issued and delivered to the Purchaser a promissory note (the "BMG NOTE"), evidencing the Advance made to it by the Purchaser in accordance with the terms of the Loan Agreement, as amended by the Amendment to the Loan Agreement and otherwise from time to time.

        8. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of ADR to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Purchaser, unless otherwise waived:

               8.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 5 are true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               8.2 Amendment to the Operating Agreement. The Company, the Founders and the Purchaser will have entered into the Amendment to the Operating Agreement in form and substance reasonably satisfactory to each of them and their respective counsel, which Amendment to the Operating Agreement, it is hereby agreed, will incorporate the terms set forth on Exhibit D hereto.

               8.3 Amendment to the Loan and Security Agreement. The Company, ADR and the Purchaser will have entered into the Amendment to the Loan and Security Agreement in form and substance reasonably satisfactory to each of them, which Amendment to the Loan and Security Agreement, it is hereby agreed, will incorporate the terms set forth on Exhibit E hereto.

        9.     COVENANTS.

               9.1 Use of Proceeds. ADR agrees that it will immediately upon receipt transfer to the Company an amount equal in the aggregate to the Purchase Price, or direct the Purchaser to pay the aggregate Purchase Price directly to the Company. Each of the Company and ADR hereby agrees that the amount equal in the aggregate to the Purchase Price that is paid by ADR to the Company or paid directly at ADR's direction to the Company by the Purchaser, will be, and for all purposes will be deemed to be, an Advance by ADR under the Loan Agreement and the Operating Agreement.

               9.2 Reasonable Efforts. The parties hereto hereby agree to use all reasonable efforts to satisfy the terms and conditions set forth herein prior to Closing and will negotiate in good faith all documents reasonably required prior to Closing, including, without limitation, the Amendment to the Operating Agreement, the Amendment to the Loan Agreement and the BMG Note.

               9.3    Ownership Covenants.

                      (a) ADI hereby agrees that, absent the prior written consent of the Purchaser, which consents may be withheld for any reason whatsoever, for so long as (1) the Purchaser, or any of its Permitted Transferees, has a direct or indirect beneficial interest in the Company and (2) ADR or any of its Permitted Transferees remains a Member of the Company, (i) ADI and its Permitted Transferees will own (directly or indirectly) 100% of the outstanding equity interests of ADR or its permitted successors in interest in the Company, and (ii) ADI and its Permitted Transferees will not transfer any of its voting rights, consent rights, rights of approval and like rights and powers with respect to ADR or its permitted successors in interest in the Company, except to a Permitted Transferee, provided, however, that ADI may transfer up to twenty percent (20%) of its shares in ADR, or beneficial or other derivative interests in up to twenty percent (20%) of its shares in ADR to such entities that provide financing, services or support to the Company, provided, further, that at no time will ADI own (directly or indirectly) less than 80% of ADR and its successors in interest in the Company; and

                      (b) Field hereby agrees that, absent the prior written consent of the Purchaser, which consents may be withheld for any reason whatsoever, for so long as (1) the Purchaser, or any of its Permitted Transferees, has a direct or indirect beneficial interest in the Company, (2) FieldCo or any of its Permitted Transferees remains a Member of the Company, (i) Field or his Permitted Transferee will own (directly or indirectly) 100% of the outstanding equity interests of FieldCo or its permitted successor in interest in the Company, and (ii) Field and his Permitted Transferees will not transfer any of his or their voting rights, consent rights, rights of approval and like rights and powers with respect to FieldCo or its permitted successor in interest in the Company (or beneficial or other derivative interests in such interests of FieldCo or its permitted successor in interest in the Company), provided, however, that Field may transfer up to twenty percent (20%) of his interests in FieldCo or its permitted successor in interest in the Company to employees of the Company, provided, further that at no time will Field and his Permitted Transferees own (directly or indirectly) less than 80% of FieldCo and its successors in interest. Notwithstanding, anything set forth above, FieldCo may be converted into a corporation at any time.

        10.    MISCELLANEOUS.

               10.1 Survival of Warranties. The representations and warranties of the parties made in Sections 2, 3, 4 and 5 will survive the Closing for a period of two years from such Closing, except that the representations made in Sections 2.1, 2.2, 2.4, 3.1, 3.2, 3.3, 4.1, 4.2, 5.1 and 5.2 will survive indefinitely. The covenants set forth herein will survive until a date 30 days after the expiration of the applicable statute of limitations for the breach of such covenants (or extensions or waivers thereof).

               10.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Units). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               10.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by and construed under the laws of the State of New York without reference to the choice of law provisions thereof.

               10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               10.7 Fees and Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

               10.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

               10.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

               10.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties pertaining to the subject matter hereof.

               10.11 Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any related agreement, instrument or document.

               10.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                 ARTISTdirect RECORDS, L.L.C.

                                    By ARTISTdirect Recordings, Inc., a Member

                                       By: ____________________________
                                          Name:
                                          Title:

                                    By Radar Records Holdings, LLC, a Member

                                       By: ____________________________
                                          Name: Frederick W. Field
                                          Title:

                                 Address: ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Chief Executive Officer

                                 Address: Radar Records Holdings, LLC
                                 10900 Wilshire Boulevard, 6th Floor
                                 Los Angeles, California 90024
                                 Facsimile: (310) 208-1197
                                 Attn: Frederick W. Field

               And:              Address: c/o Bertelsmann Inc.
                                 1540 Broadway
                                 New York, New York 10036
                                 Facsimile: (212) 782-1103
                                 Attn: Senior Vice President and General Counsel

               With copies to:   Address:  Legal & Business Affairs Department
                                 ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Angie Rho

                                 Lenard, Brisbin & Klotz LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 552-0740
                                 Attn: Allen D. Lenard, Esq.

                                 Ziffren Brittenham Branca & Fischer LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 553-7068
                                 Attn: Gary S. Stiffelman, Esq.

               And:              Brown Raysman Millstein Felder & Steiner LLP
                                 900 Third Avenue
                                 New York, New York 10022
                                 Facsimile: (212) 895-2900
                                 Attn: Charles D. Uniman, Esq.

                                 BMG MUSIC
                                 By: Bertelsmann Music Group, Inc.,
                                     its general partner

                                    By: ____________________________
                                       Name:
                                       Title:

                                 Address: c/o Bertelsmann, Inc.
                                 1540 Broadway
                                 New York, NY  10036
                                 Facsimile: (212) 782-1103
                                 Attn: Senior Vice President and General Counsel

               With a copy to:   Brown Raysman Millstein Felder & Steiner LLP
                                 900 Third Avenue
                                 New York, New York  10022
                                 Facsimile: (212) 895-2900
                                 Attn: Charles D. Uniman, Esq.

                                 ARTISTDIRECT RECORDINGS, INC.

                                    By: ____________________________
                                       Name:
                                       Title:

                                 Address: ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Chief Executive Officer

               With copies to:   Address: Legal & Business Affairs Department
                                 ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Angie Rho

               and:              Lenard, Brisbin & Klotz LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 552-0740
                                 Attn: Allen D. Lenard, Esq.

                                    RADAR RECORDS HOLDINGS, LLC

                                       By: ____________________________
                                          Name: Frederick W. Field
                                          Title:

                                 Address: Radar Records Holdings, LLC
                                 10900 Wilshire Boulevard, 6th Floor
                                 Los Angeles, California 90024
                                 Facsimile: (310) 208-1197
                                 Attn: Frederick W. Field

               With a copy to:   Ziffren Brittenham Branca & Fischer LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 553-7068
                                 Attn: Gary S. Stiffelman, Esq.

                                 BMG MUSIC
                                 By: Bertelsmann Music Group, Inc.,
                                     its general partner

                                    By: ____________________________
                                       Name:
                                       Title:

                                 Address: c/o Bertelsmann Inc.
                                 1540 Broadway
                                 New York, NY  10036
                                 Facsimile: (212) 782-1103
                                 Attn: Senior Vice President and General Counsel

               With a copy to:   Brown Raysman Millstein Felder & Steiner LLP
                                 900 Third Avenue
                                 New York, New York  10022
                                 Facsimile: (212) 895-2900
                                 Attn: Charles D. Uniman, Esq.

                                 ARTISTdirect, Inc.


                                       By: ____________________________
                                          Name:
                                          Title:

                                 Address: ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Chief Executive Officer

               With copies to:   Address: Legal & Business Affairs Department
                                 ARTISTdirect Recordings, Inc.
                                 5670 Wilshire Boulevard
                                 Suite 200
                                 Los Angeles, California 90036
                                 Facsimile: (323) 634-4299
                                 Attn: Angie Rho

                                 Lenard, Brisbin & Klotz LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 552-0740
                                 Attn: Allen D. Lenard, Esq.

                                 With respect to the covenants set forth in
                                 Section 9.3(b) only,


                                 ______________________________________
                                    Name: Frederick W. Field


                                 Address:  c/o Radar Records Holdings, LLC
                                 10900 Wilshire Boulevard, 6th Floor
                                 Los Angeles, California 90024
                                 Facsimile: (310) 208-1197
                                 Attn: Frederick W. Field


               With a copy to:   Ziffren Brittenham Branca & Fischer LLP
                                 1801 Century Park West, 6th Floor
                                 Los Angeles, California 90067
                                 Facsimile: (310) 553-7068
                                 Attn: Gary S. Stiffelman, Esq.

                                    EXHIBIT A

                                UNITS TO BE SOLD


Purchaser                           Number of Units              Percentage
---------                           ---------------              ----------
BMG Music                               500,000                      5%

                                    EXHIBIT B

                            CAPITALIZATION AT CLOSING


Purchaser                           Number of Units              Percentage
---------                           ---------------              ----------
Radar Records Holdings, LLC               5,000,000                     50%

ARTISTdirect Recordings, Inc.             4,500,000                     45%

BMG Music                                   500,000                      5%

                                    EXHIBIT C

                               MATERIAL CONTRACTS



1.    Certificate of Formation of the Company dated May 29, 2001.

2. Operating Agreement of the Company among the Company, ADR and FieldCo dated May 31, 2001.

3.    Loan and Security Agreement dated May 31, 2001.

4. Letter Agreement among ADI, ADR, the Company, FieldCo and Field dated May 31, 2001.

5.    Employment Agreement between the Company and Field dated May 31, 2001.

6. A&R Consulting and First Look Agreement between the Company and John Reese dated as of June 1, 2001.

7. Agreement between the Company and Tuff Break Entertainment, LLC f/s/o Brigade dated June 5, 2001.

8. Employment Agreement between the Company and Gary Harris dated as of July 1, 2001.

9. Contingent Compensation Agreement between FieldCo and Garry Harris dated as of July 1, 2001.

10. Employment Agreement between the Company and Patrick McDowell dated as of July 1, 2001.

11. Employment Agreement between the Company and Ken Friedman dated as of July 1, 2001.

12. $50,000,000 Revolving Credit Note by the Company in Favor of ADR dated July 13, 2001.

13. Waiver by FieldCo in respect of ADR's initial Advance, dated as of July 13, 2001.

14. Employment Agreement between the Company and Sean Carasov dated as of July 30, 2001.

15. Short Form Recording Agreement with Production Deal between the Company and Duane Lavold p/k/a "Custom "dated as of August 2, 2001.

16. Unanimous Written Consent approving Custom Recording Agreement, with Written Consent of ADR approving FieldCo grant of "phantom" FieldCo equity participation to Custom, dated as of August 3, 1001.

17.   Contingent Compensation Agreement between FieldCo and Custom (Draft).

18. Short Form Recording Agreement between the Company and Johnny Whitney, Cody Votolato, Mark Gajadhar, Morgan Henderson and Jordan Blilie p/k/a "Blood Brothers" dated as of August 27, 2001.

19. Employment Agreement between the Company and Freddie Pendarvis dated September 6, 2001.

20. Employment Agreement between the Company and Heidi Ellen Robinson dated as of September 10, 2001.

21. Employment Agreement between the Company and Patrick Grueber dated September 30, 2001.

22.   Employment Agreement between the Company and Marc Benesch dated _____,
      2001.

23. Contingent Compensation Agreement between FieldCo and Benesch dated _____, 2001.

24. Unanimous Written Consent approving Benesch and Swindel Employment Agreement, as of September 28, 2001.

25. Employment Agreement between the Company and Dawn Hood (Draft -- Employee Has Commenced Employment).

26. Employment Agreement between the Company and James Barnes (Draft -- Employee Has Commenced Employment).

27. Employment Agreement between the Company and James Swindel (Draft -- Employee Has Commenced Employment).

28.   Contingent Compensation Agreement between FieldCo and Swindel (Draft).

29. Employment Agreement between the Company and Kathie Romero (Draft -- Employee Has Commenced Employment).

30. Employment Agreement between the Company and Steve Walker (Draft -- Employee Has Commenced Employment).

31. Employment Agreement between the Company and Ann Carloss (Draft -- Employee Has Commenced Employment).

32. Employment Agreement between the Company and Brian Corona (Draft -- Employee Has Commenced Employment).

                                    EXHIBIT D

                      TERMS OF THE AMENDMENT TO THE OPERATING AGREEMENT


        This Term Sheet summarizes the principal terms of the Amendment to the Operating Agreement, which will be executed and delivered by the Company, the Founders and BMG as of Closing (capitalized terms used herein, and not otherwise defined herein or in the Unit Purchase Agreement to which this Exhibit D is attached, have the meaning given to such terms in the Operating Agreement as in affect on the date of such Unit Purchase Agreement):

Admission of BMG:  The Founders will consent to and take all affirmative action necessary to admit BMG as a Member of the Company, including amending the Schedule of Members of the Operating Agreement to reflect the ownership of the Company as set forth in Exhibit A to the Unit Purchase Agreement, to reflect the agreements set forth herein and making any other amendments or corrections deemed reasonably necessary by the parties thereto. BMG will agree to be bound by all of the terms and conditions of the Operating Agreement, as amended.

Consent: Prior to a Vesting Event (defined below), BMG will have no right to vote on, or consent to or withhold consent or approval with respect to any matter relating to the management of the Company, except as set forth below. ADR will be deemed to continue to hold the Purchased Units for purposes of all votes (but for no other purposes), except that BMG's consent will be required for the Company to do any of the following:

                       (a) effect a Liquidation, except in connection with a transaction contemplated by the sale procedure set forth in Section 10.2 of the Operating Agreement, unless, immediately after such Liquidation, BMG will have received aggregate payments in cash on its Advance or in distribution or redemption of the Purchased Units in an amount no less than the sum of (i) the product of (X) two multiplied by (Y) the sum of (a) $5,000,000 plus (b) interest thereon accruing during the period from the date of Closing until the date such amount is paid in full at the rate specified in the Loan Agreement as applicable to Advances thereunder plus (ii) fully recouped or received payment in full in cash of an amount equal to not less than all of its recoupable advances to the Company under the Distribution Agreement, of even date herewith (the "DISTRIBUTION AGREEMENT"), by and between the Company and BMG, (the "MINIMUM RETURN");

                       (b) cause or permit the sale, transfer, lease, sublease, license or otherwise dispose of all or substantially all of the Company's assets, except in connection with a transaction contemplated by the sale procedure set forth in Section 10.2 of the Operating Agreement, unless, immediately after such transaction, the Minimum Return will have been paid in full in cash;

                       (c) cause or permit the merger or consolidation of the Company into or with another entity, except in connection with a transaction contemplated by the sale procedure set forth in Section 10.2 of the Operating Agreement unless, immediately after such transaction, the Minimum Return will have been paid in full in cash;

                       (d) cause or permit the conversion of the Company into another form of business entity, other than in connection with an initial public offering of stock of the Company;

                       (e) conduct any business other than the Record Label Business or the music publishing business, or engage in any transaction not substantially related thereto;

                       (f) during the "DISTRIBUTION PERIOD", which means the period during which BMG or an Affiliate of BMG has a distribution agreement with the Company, (1) admit any new Member, whether such proposed Member is to receive Units on issuance from the Company, from existing Members or as a proposed Substitute Member, who is a "major record label" or Zomba, or
                             (2) enter into any joint venture, partnership or similar arrangement with a "major record label" or Zomba that is effective during the Distribution Period;

                       (g) during the Distribution Period, encumber (whether by mortgage, lien pledge, charge, security interest, guarantee or otherwise) any assets of the Company other than in accordance with the provisions of the Operating Agreement relating to Substitute Financing, other than to secure Purchase Money Indebtedness (as defined in the Loan Agreement) or any Lien (as defined in the Loan Agreement) that by its terms is subordinated to the Liens granted pursuant to the Loan Agreement;

                       (h) enter into any agreement, contract or arrangement that provides for an event of default, termination, acceleration or payment of any amount or penalty in the event (i) any Officer or employee of the Company no longer performs a specified function or
                             (ii) of a change of control of the Company;

                       (i) (A) terminate Field's employment (other than for Cause), (B) during the Distribution Period, enter into or modify the terms of any employment agreement or arrangement with Field in a manner that increases Field's compensation, benefits or perquisites or, (C) during the Distribution Period, insofar as the actions referred to in clause (B) above are concerned, take any such actions, at such times, with respect to any person or people who succeed to Field's duties, title or position with the Company;

                       (j) sell, transfer, license exclusively or otherwise dispose of any intellectual property rights other than in the ordinary course of business, it being understood and acknowledged that a sale of any assets that generate seventeen-and-one-half percent (17.5%) or more of the revenue of the Company as measured during any 12-month period during the preceding 24 months will be deemed not to be in the ordinary course of business;

                       (k) change, in any manner materially adverse to BMG or its Permitted Transferees or to its or their rights under the Transaction Agreements, the nature of the rights and/or obligations of ADR, FieldCo, Field, the Company or BMG to one another as set forth in the Operating Agreement, as amended, the Loan Agreement, as amended, or any exhibits thereto, or any other terms thereof, except such changes as are contemplated therein in accordance with the terms of such agreements; or

                       (l) authorize any amendment to the Certificate of Formation of the Company or the Operating Agreement in a manner that materially and adversely alters the rights or obligations of BMG.

Post-Vesting
Management
Rights: A "Vesting Event" means the occurrence of any event after which BMG, together with any Affiliates, owns Units representing at least a seventeen-and-one-half percent (17.5%) Percentage. Upon the occurrence of a Vesting Event, notwithstanding any amount, whether or not equal to or greater than the Minimum Amount, previously paid to BMG on or in respect of its Units or Advances, or in any distribution or redemption on or in respect thereof, and also notwithstanding any such amount paid to BMG after the Vesting Event, the right to vote the Units owned and held by BMG will automatically revert to and vest in BMG, and BMG will have the consent rights set forth in items (d) -- (l).

Transfers of
Artist's Agreements: If the Company desires to sell an "artist's agreement" or "artist's agreements", it will be obligated to first offer BMG the opportunity to purchase such "artist's agreement(s)" at a price named by the Company:

                       (a) In the event the Company proposes to sell any of its "artist's agreement(s)", the Company will make BMG a written offer to sell to BMG such "artist's agreement(s)" (the "AA Offer"), which offer will describe the price and the material terms upon which it is proposed that the "artist agreement(s)" be sold.

                       (b) BMG will have an option for a period of thirty (30) days from the date of the AA Offer to elect to purchase all, but not less than all, of the offered "artist's agreement(s)" at the same price and subject to the same material terms and conditions as described in the AA Offer (the "AA Purchase Option"). BMG may exercise the AA Purchase Option by notifying the Company in writing before expiration of such thirty (30)-day period that it wishes to do so (the "AA Purchase Notice"). If BMG fails to deliver the AA Purchase Notice within such thirty (30)-day period, it will be deemed not to have exercised the AA Purchase Right. If BMG does not exercise or is deemed not to have exercised the AA Purchase Right, insofar as BMG is concerned, the sale of such "artist's agreement(s)" may be made to one or more third parties, on terms not more favorable to the third parties than those offered to BMG or its Affiliate, for a period of up to ninety (90) days thereafter. If such "artist's agreements" are not sold to a third party on the terms set forth above within such ninety (90) day period, those agreements will again be subject to BMG's rights described herein.

                       (c) The closing of the sale of any "artist's agreement(s)" to BMG hereunder will occur no more than sixty (60) days following the last date for a timely election by BMG to exercise the AA Purchase Option. If said closing does not occur within said time period, due to failure by BMG to tender timely payment in full, the sale of such "artist's agreement(s)" may be made to one or more third parties, on terms not more favorable to the third parties than those offered to BMG, for a period of up to ninety (90) days thereafter. If such "artist's agreements" are not sold to a third party on the terms set forth above within such ninety
                             (90) day period, those agreements will again be subject to BMG's rights described herein.

Restrictions on
BMG Transfers;
Right of First
Offer To Purchase
BMG Units:         BMG may Transfer its Units or the BMG Note to a Permitted
                   Transferee and, subject to the right of first offer in favor of ADR (solely to the extent of the first 500,000 Units owned by BMG that are proposed to be transferred) and thereafter the Company, as set forth below, to any Person (other than a Direct AD Competitor):

                       (a) In the event BMG proposes to Transfer all or any portion of its Units or the BMG Note to a Person other than a Permitted Transferee, then, with respect to each such sale (the "BMG Sale"), BMG will make ADR and the Company a written offer to sell (the "BMG Sale Offer"), which offer will describe the portion of the Units or the BMG Note proposed to be sold (the "BMG Offered Interest"), as well as the price and the material terms upon which BMG is willing to make such sale.

                       (b)   ADR will have an option for a period of twenty-five
                             (25) days from the date of the BMG Sale Offer to elect to purchase all or any portion of the BMG Offered Interest at the same price and subject to the same terms and conditions as described in the BMG Sale Offer; provided, however, that ADR will not have the right to purchase more than 500,000 Units in the aggregate pursuant to this right of first offer. ADR may exercise such purchase option by notifying BMG and the Company in writing before expiration of such twenty-five (25)-day period that it wishes to make such a purchase (such notice, an "ADR Purchase Notice"). If ADR fails to deliver the ADR Purchase Notice within such twenty-five (25)-day period, it shall be deemed not to have exercised its right of first offer under this paragraph.

                       (c) If ADR does not elect to purchase the BMG Offered Interest (as set forth above), then the Company will have an option for a period of five (5) Business Days from the date of the ADR Purchase Notice, or, if there is no ADR Purchase Notice, the date thirty (30) days from the date of the BMG Sale Offer, to elect to purchase all, but not less than all, of such portion of the BMG Offered Interest, if any, as ADR shall not have elected (or be deemed not to have elected) to purchase at the same price and subject to the same material terms and conditions as described in the BMG Sale Offer, by notifying BMG and ADR in writing of its desire to do so. If the Company fails to deliver such notice within the prescribed time period, then it will be deemed not to have exercised its right of first offer under this paragraph (c). If ADR and the Company do not exercise or are deemed not to have exercised their right of first offer to purchase the entire BMG Offered Interest, insofar as they are concerned, the sale of the entire BMG Offered Interest may be made to one or more third parties, on terms not more favorable to the third parties than those set forth in the BMG Sale Offer, for a period of up to ninety (90) days thereafter. For purposes of clarification, ADR and the Company do not have any rights of first offer to purchase only a portion of the BMG Offered Interest. Separately or collectively, they only have the right to purchase the entire BMG Offered Interest.

                       (d) The closing of any purchase of the BMG Offered Interest by ADR or the Company, as the case may be, will occur no more than sixty (60) days following the last date for a timely election by ADR or the Company to make such purchase. If not thus sold, BMG may Transfer to third parties, on terms not more favorable to the third parties than those offered to ADR, for a period of up to ninety (90) days thereafter. If such Units are not sold to a third party on the terms set forth above within such ninety (90) day period, those Units will again be subject to the limitations on transfer described herein.

Restriction Period;
Relationship Period:   (a)   As used herein, "RESTRICTION PERIOD" means (i) any
                             time after the occurrence of a Vesting Event or
                             (ii) during the Relationship Period (as defined below).

                       (b) As used herein, "RELATIONSHIP PERIOD" means the Distribution Period, subject to either early termination as set forth in paragraph (i) below, or extension as set forth in paragraph (ii) below:

                             (i)   The Relationship Period will terminate either
                                   (A) immediately following the fifteenth month of the term of the Distribution Agreement if BMG has not exercised its option to extend the Distribution Agreement to a third year or
                                   (B) upon the end of the period during which BMG has the Right of First Negotiation (as defined in the Distribution Agreement) if BMG fails to make a good faith offer to extend the term of the Distribution Agreement pursuant thereto.

                             (ii) If BMG exercises the option set forth in clause (b)(i)(B) above, and makes a good faith offer to extend the Distribution Agreement during the period of its Right of First Negotiation, the Relationship Period will be extended for so long as (A) the Purchaser or its Permitted Transferees owns a Unit (or an economic interest in a Unit) of the Company and (B) either (I) the Company enters into a distribution agreement with a third party on terms less favorable to the Company than, or equivalent to, those contained in BMG's last offer to the Company, or (II) if the Company enters into a distribution agreement with a third party on terms more favorable to the Company than those contained in BMG's last offer to the Company, without affording BMG the opportunity, exercisable within thirty (30) days, to match the terms offered by such third party. It being understood that, as used in this section, BMG is deemed to include its Affiliates.


Restrictions on
Founders' Transfers;
Right of First
Offer To Purchase
Founder Units:     During the Restriction Period, transfers of Units by ADR or
                   FieldCo and any proposed transfer by ADR of its interests or obligations under the Loan Agreement, as amended (a "LOAN
                   INTEREST"), are subject to a right of first offer in favor of BMG.

                       (a) This right of first offer will not apply to transfers of Units: (i) that are permitted without the consent of the "Majority in Interest" pursuant to Article 10 of the Operating Agreement; (ii) in connection with establishment of a business relationship deemed by a Majority in Interest to be strategic to the Company from an operational perspective; unless (A) such business relationship is with Zomba, one of the other so-called "major record labels" or any Affiliate thereof or (B) the number of Units proposed to be Transferred hereunder represent a Percentage of ten percent (10%) or greater in any single transaction or twenty percent (20%) or greater in the aggregate; or (iii) being Transferred to effect a forced sale of all of the Company pursuant to Section 10.2(e) of the Operating Agreement if BMG is not exercising the BMG

                             Company Purchase Option.

                       (b) In the event that, during the Restriction Period, a Founder proposes to Transfer all or any portion of its Units or ADR proposes to transfer a Loan Interest, other than pursuant to Section 10.2 of the Operating Agreement, then, with respect to each such sale (the "Founder Sale"), such Founder will make BMG a written offer to sell (the "Founder Sale Offer"), which offer will describe the portion of the Founder's Units or Loan Interest proposed to be sold (the "Founder Offered Interest"), as well as the price and the material terms upon which such Founder is willing to make such sale.

                       (c) BMG will have an option for a period of thirty (30) days from the date of the Founder Sale Offer to elect to purchase all, but not less than all, of the Founder Offered Interest at the same price and subject to the same terms and conditions as described in the Founder Sale Offer. BMG may exercise such purchase option by notifying the Founders and the Company in writing before the expiration of such thirty (30)-day period that it wishes to purchase the Founder Offered Interest (the "BMG Purchase Notice"). If BMG fails to deliver the BMG Purchase Notice within such thirty
                             (30)-day period, it will be deemed not to have exercised its right of first offer under this paragraph. If BMG does not exercise or is deemed not to have exercised with respect to its right of first offer with respect to the entire Founder Offered Interest, insofar as BMG is concerned, the sale of the Founder Offered Interest may be made to one or more third parties, on terms not more favorable to the third parties than those set forth in the Founder Sale Offer, for a period of ninety
                             (90) days thereafter. If the Founder Offered
                             Interests are not sold to a third party on the terms set forth above within such ninety (90) day period, such sale will again be subject to BMG's rights described herein.

                       (d) The closing of any purchase of the Founder Offered Interest by BMG will occur no more than sixty (60) days following the last date for a timely election by BMG to make such purchase, provided that such closing is not delayed due to the need to satisfy the requirements of any law, regulation or any governmental agency or entity with respect to anti-trust or competition regulations (including, but not limited to, requirements to file set forth in the Hart-Scott-Rodino Act), in which case the period for such closing will be extended until such time as all filings have been made and all necessary approvals, licenses or permits have been issued, provided BMG is working diligently and in good faith to promptly satisfy all such regulatory or governmental requirements, and provided, further, that such extension shall not be for a period exceeding ninety (90) days. To the extent not thus sold, the applicable Founder may Transfer to third parties, subject to the provisions of the Operating Agreement, on terms not more favorable to the third parties than those offered to BMG, for a period of up to ninety (90) days thereafter. If such Founder Offered Interests are not sold to a third party on the terms set forth above within such ninety (90) day period, the Units represented thereby will again be subject to the limitations on transfer described herein.

                       (e) In the event that a Founder proposes to Transfer its Units, pursuant to Section 10.2 of the Operating Agreement, one of the Founders (the "OPTION FOUNDER") will be given the option to elect to buy the Units subject to the proposed Transfer, or to sell its Units. If such proposed Transfer is to occur during the Restriction Period, BMG will be given prompt notice of the Option Founder's decision to buy or sell Units, and will have the option, upon delivery of written notice to the Option Founder and the other Founder (the "BMG PARTICIPATION NOTICE") for a period of thirty (30) days to purchase or sell, as applicable, on the same terms and conditions as the Option Founder,
                             (A) up to thirty-five percent (35%) of the amount of Units that the Option Founder has elected to purchase or (B) to sell all of its Units, if the Option Founder has elected to sell, in connection with the rights under Section 10.2. If BMG fails to deliver the BMG Participation Notice within such thirty (30) day period, it will be deemed not to have exercised its right of first offer under this paragraph. If BMG does not exercise or is deemed not to have exercised its right of first offer under this paragraph, insofar as BMG is concerned, the sale of the Founder's Units may be made pursuant to the terms of 10.2. If BMG exercises its option to participate in the Option Founder's purchase of Units hereunder, the selling Founder will sell subject Units proportionally as among BMG and the purchasing Founder, with BMG purchasing, at its election, up to thirty-five percent (35%) and the remainder being purchased by the purchasing Founder. If BMG exercises its option to sell hereunder it will sell all of its Units. Notwithstanding the foregoing, a Founder may not purchase Units held by BMG or its Permitted Transferees hereunder without its consent.

                       (f) The closing of any purchase of the Founder's Units by BMG or the non-transferring Founder as described in paragraph (e) above will occur within the time periods provided in Section 10.2(d)(ii) of the Operating Agreement.

                       (g) Notwithstanding anything set forth above, nothing in this section is intended or will be deemed to affect the Founders' obligation to obtain consents set forth in Section 10.1(a) of the Operating Agreement.

BMG Right of
First Offer to
Provide Substitute
Financing:         The Company will provide BMG with prompt written notice of its decision to seek a Substitute Financier subject to the terms and conditions set forth in such notice (a "SUBSTITUTE
                   FINANCIER NOTICE"). Upon receipt of a Substitute Financier
                   Notice, BMG will have an option for a period of ten (10) days to offer to become the Substitute Financier on the terms and conditions set forth in the Substitute Financier Notice. If
                   BMG does not exercise its right of first offer or is deemed not to exercised its right of first offer hereunder, the Company will have ninety (90) days following the last date for a timely election by BMG to reach a firm commitment with a third party pursuant to which such third party would become the Substitute Financier. If the Company fails to sign such a firm commitment within such ninety (90) day period or fails to appoint a Substitute Financier within one hundred and twenty (120) days, the first offer procedure set forth above again will apply.

BMG Right of
First Offer to
Purchase the
Entire Company:    If, during the Restriction Period, the Founders desire to
                   cause a sale of the entire Company (whether by way of sale of assets or Units, merger or other form of transaction, including as a result of a Founder initiating the procedure to cause a forced sale pursuant to Section 10.2(e) of the Operating Agreement) (a "Company Sale"), then the Founders and the Company first will be obligated to offer BMG the opportunity to purchase the entire Company at a price named by the Company (or, if applicable, the Founder entitled to seek to cause a forced sale pursuant to Section 10.2(e) of the Operating Agreement).

                       (a) In the event the Founders propose to cause a Company Sale, the Founders and the Company will make BMG a written offer to sell (the "Company Sale Offer"), which offer will describe the price and the material terms upon which it is proposed that the entire Company be sold.

                       (b) BMG will have an option for a period of thirty (30) days from the date of the Company Sale Offer to elect to purchase the entire Company at the same price and subject to the same material terms and conditions as described in the Company Sale Offer (the "BMG Company Purchase Option"). BMG may exercise the BMG Company Purchase Option by notifying the Founders and the Company in writing before expiration of such thirty (30)-day period that it wishes to do so (the "BMG Company Purchase Notice"). If BMG fails to deliver the BMG Company Purchase Notice within such thirty (30)-day period, it will be deemed not to have exercised the BMG Company Purchase Right. If BMG does not exercise or is deemed not to have exercised the BMG Company Purchase Option, the sale of the Company may be made to one or more third parties, on terms not more favorable to the third parties than those offered to BMG for a period of up to ninety (90) days thereafter. If the Company is not sold to a third party on the terms set forth above within such ninety (90) day period, such sale will again be subject to BMG's rights described herein.

                       (c) The closing of the Company Sale to BMG will occur no more than sixty (60) days following the timely election by BMG to exercise the BMG Company Purchase Option, provided that such closing is not delayed due to the need to satisfy the requirements of any law, regulation or any governmental agency or entity with respect to anti-trust or competition regulations (including, but not limited to, requirements to file set forth in the Hart-Scott-Rodino Act), in which case the period for which such closing will be extended until such time as all filings have been made and all necessary approvals, licenses or permits have been issued, provided BMG is working diligently and in good faith to promptly satisfy all such regulatory or governmental requirements, and provided, further, that such extension shall not be for a period exceeding ninety (90) days. If said closing does not occur within said time period, insofar as BMG is concerned, the Company Sale may be made to one or more third parties, on terms not more favorable to the third parties than those offered to BMG, for a period of up to ninety (90) days thereafter. If the Company is not sold to a third party on the terms set forth above within such ninety (90) day period, such sale will again be subject to BMG's rights described herein.

BMG Preemptive
Right: BMG will have the right to purchase up to 35%, during the Restriction Period, and, thereafter, up to the greater of 10% or its Percentage of the Company as of the date such right is being exercised (the "Preemptive Percentage") of any and all Units or other equity securities that the Company may, from time to time, propose to sell and issue to any Person or Persons (each, a "Proposed Issuance"), on the same terms and conditions as offered to such Person or Persons.

                       (b) BMG's preemptive right will not apply to issuance of Units or other equity securities: (i) to employees or officers of the Company in transactions with primarily non-financing purposes, if the aggregate number of Units so issued does not exceed a Percentage of ten percent (10%) in the aggregate; (ii) in connection with establishment of a business relationship deemed by a Majority in Interest to be strategic to the Company from an operational perspective, unless (A) such business relationship is with Zomba, one of the other so-called "major record labels" or any Affiliate thereof and (B) the number of Units to be transferred represents a Percentage of ten percent (10%) or greater in a single transaction or twenty percent (20%) or greater in the aggregate; or (iii) to any Units issued by the Company as Substitute Financier Units or Field Replacement Units under the Operating Agreement.

                       (c) In the event the Company proposes to undertake a Proposed Issuance, then, with respect to such Proposed Issuance, the Company will give BMG written notice of its intention, describing the price and the general terms upon which the Company proposes to make such Proposed Issuance. BMG will have thirty (30) Business Days from the date such notice is given to agree, by giving written notice to the Company and stating therein the portion of the new issuance to be purchased, to purchase up to the Preemptive Percentage of such new issuance for the price and upon the terms applicable to the Proposed Issuance. If BMG determines to participate in a Proposed Issuance, it will have sixty (60) days (commencing on the expiration of the above-described notice period) to consummate the purchase from the Company.

Tag-Along Rights:  In the event that BMG does not exercise its "Right of First
                   Offer" to purchase Founder's Units as contemplated above (including, without limitation, in connection with a Company
                   Sale), BMG will have tag-along rights to participate in any proposed transfer of Units by FieldCo or ADR, as the case may be, on the same terms and conditions as are obtained by FieldCo or ADR, as the case may be, from the proposed transferee of such Units. If BMG exercises its tag-along right in lieu of its "Right of First Offer" to purchase a Founder's Units in connection with a sale of all of a Founder's Units pursuant to Section 10.2 of the Operating Agreement, then, in lieu of selling a pro rata proportion of the Units to be sold, BMG will sell all of its Units to the purchasing Founder, who will be required to purchase all such Units.

Guaranty:          ADI agrees to guaranty to BMG the prompt, complete and
                   punctual performance and payment by ADR of ADR's obligation to provide Advances to the Company under the Loan Agreement
                   (except to the extent that the Company waives its right to the full amount of Advances that it may draw for a Fiscal
                   Year as described in 5.1(d)(i) of the Operating Agreement).

                                    EXHIBIT E

            TERMS OF THE AMENDMENT TO THE LOAN AND SECURITY AGREEMENT



        This Term Sheet summarizes the principal terms of the Amendment to the Loan and Security Agreement, which will be executed and delivered by the Company, ADR and BMG as of Closing (capitalized terms used herein, and not otherwise defined or in the Unit Purchase Agreement to which this Exhibit E is attached, having the meaning given to such terms in the Loan Agreement as in affect on the date of such Unit Purchase Agreement):

Advance: A $4,750,000 advance made by BMG (the "BMG ADVANCE") at the Closing will be deemed to be an Advance under the Loan and Security Agreement, as amended, subject to the terms and conditions found therein. The funds advanced by BMG will reduce ADR's obligation to provide funding under the Loan Agreement, as amended, on a dollar for dollar basis for all purposes.

Commitment:          BMG will have no obligation to make any further Advances
                     under the Loan Agreement, as amended, or otherwise, notwithstanding any repayments or prepayments of principal.

Repayment:           Any repayment or prepayment of principal under the Loan
                     Agreement, as amended, will be shared ratably between ADR and BMG based on the ratio of their respective principal amounts outstanding at the time of such repayment or prepayment.

Interest Payments:   Will be shared ratably between ADR and BMG based on the
                     ratio of their respective interest amounts outstanding at the time of such payment.

No Approval Rights:  Except as explicitly set forth below, BMG will have no right to vote on, or consent to or withhold consent or approval with respect to any matter relating to the Loan Agreement.

Agent: ADR will act as agent for BMG (in addition to acting on ADR's own behalf) with respect to all notices to be given or received (and agrees to promptly forward any and all such notices received or given by ADR to or from the Company), and all votes, approvals, decisions or consents to be made or given, pursuant to the Loan Agreement, as amended. ADR also will hold all security interests granted to it under the Loan Agreement, as amended, as agent for BMG as well as on ADR's own behalf. Nothing in this paragraph, is intended, and it will not be construed, to limit BMG's rights upon default or remedies under the Loan Agreement.

Subordination:       BMG's rights to payments under the Loan Agreement,
                     including repayment of Advances, and its security interest in respect of such rights, will rank pari passu with a Substitute Financier's right of repayment and security interest in respect of such right. In addition, any successor distributor will be entitled to a security interest and priority of payment of the same rank and quality as BMG's security interest and priority of payment under the Distribution
                     Agreement and for purposes of the Loan Agreement, such third-party distributor's security interest will have the same rank and priority that BMG's security interest had pursuant to the Distribution Agreement.

Minority Lender
Protections:         The Amendment to the Loan Agreement will afford BMG the
                     right to consent to any amendment that would (1) reduce the interest rate applicable to BMG's Advance, (2) reduce principal of BMG's Advance, (3) postpone the maturity of BMG's Advance, (4) postpone the interest payments on BMG's
                     Advance, (5) alter any of the foregoing consent rights, (6) subordinate its security interests, except as contemplated herein, or (7) limit the lenders remedies, including its right to payment of fees and expenses of enforcement actions.

                                    EXHIBIT F

                                 FORM OF OPINION


The proposed rendering by Kramer Levin Naftalis & Frankel LLP ("Kramer Levin") of the opinions listed below is subject to Kramer Levin's review of final executed versions of all Transaction Documents and other documents upon which such opinions will be based, verification of all facts necessary to support such opinions, and expression of appropriate assumptions, exclusions, limitations, qualifications, and exceptions in the opinion letter, as well as authorization by Kramer Levin's Opinion Committee. Without limiting the generality of the foregoing, certain opinions listed below will be limited in that Kramer Levin will express no opinion that any payments by Purchaser to the Company as contemplated under the Transaction Documents (each as defined below) will be treated as debt rather than equity. All such opinions will also be limited to Relevant Laws (as defined below).

Opinions

1. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

2. The Company has all requisite limited liability company power and authority
(i) to own its property and assets and to carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

3. The Company is qualified as a foreign corporation in each of the jurisdictions listed on Exhibit [__] hereto.

4. __________ membership interests in the Company ("Units") are validly issued and outstanding as of the date hereof.

5. To our knowledge, except as set forth in the Operating Agreement and the Loan Agreement (each as amended through the date hereof), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements orally or in writing for the purchase or acquisition from the Company of any Units.

6. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company.

7. The execution, delivery, and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Company.

8. The Transaction Documents to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

9. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of any of the Transaction Documents to which the Company is a party or the right of the Company to enter into such Transaction Documents or to consummate the transactions contemplated thereby.

10. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not, at the date of this letter, (a) violate any Relevant Laws or, to our knowledge, any ruling, writ, injunction, order, judgment, or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Company is subject, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or (except as contemplated under the Transaction Documents) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, the Operating Agreement (as amended to date) or the agreements listed on Exhibit [___] hereto.

11. The Loan Agreement (as amended by the Amendment to the Loan Agreement) is effective to create in favor of the Collateral Agent (as defined in the Amendment to the Loan Agreement) a security interest under the UCC in the Company's right, title and interest in and to the Collateral (as defined in the Loan Agreement) to the extent a security interest in the Collateral would be governed by the UCC.

12. Financing Statements have been filed with the Secretary of State of the State of Delaware which perfect the security interest granted in the Collateral under the Loan Agreement (as amended by the Amendment to the Loan Agreement) but only to the extent that, under the UCC, a security interest in the Collateral can be perfected by filing.

13. ADR is a corporation validly existing and in good standing under the laws of the State of Delaware.

14. ADR has all requisite corporate power and authority to (i) own its property and assets and to carry on its business as now conducted and (ii) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

15. ADR is qualified as a foreign corporation in each of the jurisdictions listed on Exhibit [__] hereto.

16. Each of the Transaction Documents to which ADR is a party has been duly executed and delivered by ADR.

17. The execution, delivery, and performance by ADR of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of ADR.

18. The Transaction Documents to which ADR is a party constitute valid and legally binding obligations of ADR, enforceable against ADR in accordance with their respective terms.

19. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against ADR that questions the validity of any of the Transaction Documents to which ADR is a party or the right of ADR to enter into such agreements or to consummate the transactions contemplated thereby.

20. The execution, delivery and performance by ADR of the Transaction Documents to which it is a party do not, at the date of this letter, (a) violate any Relevant Laws or, to our knowledge, any ruling, writ, injunction, order, judgment, or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which ADR is subject, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or (except as contemplated under the Transaction Documents) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, its certificate of incorporation or by-laws or the agreements listed on Exhibit [___] hereto.


Defined Terms

For purposes of the foregoing opinions:

"AD Parties" means the Company and ADR.

"Financing Statements" means the UCC financing statements in the form of Exhibit [__] hereto.

"Relevant Laws" means the laws of the State of New York and the United States of America, the General Corporation Law of the State of Delaware, and the Limited Liability Company Act of the State of Delaware, in each case which in Kramer Levin's experience are generally applicable to transactions of the type contemplated by the Transaction Documents.

"Transaction Documents" means the following documents:

        a. The Agreement to which this Exhibit F is attached.

        b. Amendment to the Operating Agreement.

        c. Amendment to the Loan Agreement.

        d. BMG Note.

"UCC" means the Uniform Commercial Code in effect in the State of Delaware on the date the opinion is rendered.

As to all opinions limited to "our knowledge," such opinions are based solely upon the information contained in the respective certificates executed by ___________, on behalf of the Company, and by ____________ on behalf of ADR and delivered to us in connection with the rendering of this opinion; and facts, based upon our limited representation of the AD Parties, actually known to attorneys within our firm who have been directly involved in representing the AD Parties in connection with the Agreement to which this Exhibit F is attached, without having undertaken any search of the public records, investigation, verification or other inquiry of any kind.

Capitalized terms used but not defined in this Exhibit F have the respective meanings assigned to such terms in the Agreement to which this Exhibit F is attached.